Exhibit 10.3

EXECUTION COPY

EXHIBIT B

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of November 12, 2018 (as may be amended or modified from time to time, this “Agreement”), is entered into by and between AVENUE THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), and INVAGEN PHARMACEUTICALS INC., a New York corporation (the “Lender”).

RECITALS:

WHEREAS, reference is made to that certain Stock Purchase and Merger Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “SPMA”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPMA), by and among the Lender, Madison Pharmaceuticals Inc. and the Borrower, pursuant to which the Lender will, among other things, through a series of related transactions as set forth therein, indirectly acquire all of the issued and outstanding capital stock of the Borrower (the “Acquisition”); and

WHEREAS, the Lender has agreed to extend credit to the Borrower in an aggregate amount not to exceed $3,000,000 upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.              Loans.

(a)            Subject to the satisfaction or waiver of the conditions precedent set forth in Section 4 below, commencing on or after the date hereof and at any time five (5) Business Days prior to the Maturity Date (as defined below), the Borrower may borrow, and the Lender hereby commits to lend (any such loans extended hereunder, a “Loan”), an aggregate principal amount of up to Three Million Dollars ($3,000,000) by providing written notice to the Lender no less than five (5) Business Days prior to the date of the borrowing, which notice shall include (x) the amount of such borrowing, (y) the date of such borrowing and (z) a description of the intended use of the proceeds of such borrowing that demonstrates that such use is in accordance with the Borrower’s Business Plan and Budget attached as Schedule 2.1 of the SPMA (the “Budget”); provided, that, each such borrowing shall be in a minimum principal amount of $500,000 or any larger multiple of $100,000. The Lender’s commitment under this Section 1(a) shall terminate immediately and without further action (i) upon the making of any Loan on the date thereof in respect of the amount thereof and (ii) in its entirety five (5) Business Days prior to the Maturity Date. Any amount of the Loans that is subsequently repaid or prepaid may not be reborrowed. The proceeds of the Loans shall solely be applied by the Borrower in accordance with the Budget.

(b)            The Lender is authorized to maintain a register (the “Register”) to record the date and amount of Loans made by the Lender from time to time, the amount of interest accruing from time to time and the date and amount of each payment or prepayment of principal thereof, and any such recordation shall constitute presumptive evidence of the accuracy of the information so recorded. The Register shall include the name and address of the Lender, and any transfer of a Loan shall not be effective unless recorded in the Register.

2.              Interest.

(a)             The outstanding principal amount of the Loans shall bear interest from the date of the applicable borrowing at the rate per annum of seven percent (7%), compounded quarterly on the last day of each fiscal quarter. Interest shall be calculated on the basis of a year comprised of 360 days for the actual number of days elapsed.

(b)            Accrued and unpaid interest on the Loans shall be payable on the last day of each fiscal quarter; provided, that if such date is not a Business Day, interest shall be payable on the next succeeding Business Day.

3.              Repayment of Loan.

(a)             The Borrower hereby unconditionally promises to pay to the Lender, in lawful money of the United States of America and in immediately available funds, the full outstanding principal amount of all the Loans, together with accrued and unpaid interest thereon, no later than the earlier of (i) the First Stage Closing Date and (ii) the date that is 30 days following the termination of the SPMA (such earlier date, the “Maturity Date”).

(b)            (i) Voluntary prepayments of the outstanding principal amount of the Loans, or interest accruing thereon, and (ii) voluntary reductions in the commitment of the Lender to make Loans in accordance herewith through the Maturity Date, shall be permitted at any time, on not less than three (3) Business Days’ prior written notice to the Lender, and from time to time without premium or penalty.

(c)             The Borrower shall pay all taxes or similar impositions or tariffs (other than United States Federal and applicable state income taxes payable by the Lender) owed or owing or asserted to be owed to any Governmental Authority in respect of any payment of principal or interest or other amounts due under this Agreement, the Guaranty (as defined below) or any related agreement, document or writing. If required by such a Governmental Authority, the Borrower shall pay any such taxes, impositions or tariffs directly to such Governmental Authority and at the Lender’s request shall provide satisfactory proof to the Lender of such payment. The Borrower shall indemnify the Lender for and hold it harmless against the full amount of taxes or similar impositions of tariffs, other than United States Federal and applicable state income taxes payable by the Lender, imposed on or paid by the Lender or any affiliate of the Lender in respect of any liability (including, without limitation, any taxes or tariffs imposed or asserted by any Governmental Authority on amounts payable under this Section 3(c), and penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within ten (10) Business Days from the date the Lender makes written demand therefor.

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4.              Conditions Precedent.

(a)             The obligation of the Lender to make available the initial Loan hereunder is subject to the Lender receiving (i) a counterpart of this Agreement signed on behalf of each party hereto, (ii) a guaranty duly executed by Fortress Biotech, Inc., a Delaware corporation (the “Guarantor”), in favor of the Lender in substantially the form attached as Exhibit A hereto (the “Guaranty”), (iii) evidence that the Borrower has obtained all necessary consents and approvals to execute, deliver and perform this Agreement and to obtain the Loans from the Lender and (iv) such other certifications, opinions, financial or other information, approvals and documents as the Lender may have reasonably requested at least one Business Day prior to the date of the proposed initial Loan, all in form and substance satisfactory to the Lender.

(b)            The obligation of the Lender to make available any Loans hereunder on or after the date hereof is subject to the following conditions precedent having been complied with to the satisfaction of, or waived in writing by, the Lender: (i) no Event of Default (as defined below) shall have occurred and be continuing on and as of the date of making such Loan; (ii) the representations and warranties contained in Section 5 below shall be true and correct on and as of the date of making such Loan; (iii) no applicable law or regulation or interpretation thereof by any Governmental Authority shall be in effect which, in the reasonable opinion of the Lender or its counsel, would materially restrict, prohibit or make it illegal for the Lender to make available any portion of such Loan; (iv) no action or proceeding shall have been instituted nor shall government action be threatened before any court or Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority at the time of such Loan to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby; and (v) the Borrower shall have paid to the Lender the expenses referred to in Section 10(b) below, or, alternatively, the Lender shall have received instructions from the Borrower to pay such expenses from the proceeds of the disbursement of such Loan.

5.              Representations and Warranties. The Borrower hereby represents and warrants to the Lender that on and as of the date hereof and as of the date of making any Loan:

(a)            the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

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(b)            the execution and delivery by the Borrower of this Agreement and the consummation by the Borrower of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Borrower. This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the rights of creditors generally and subject to the effects of general principles of equity (regardless of whether considered in a proceeding in law or equity);

(c)            the execution and delivery of this Agreement and the consummation by the Borrower of the transactions contemplated hereby do not (i) contravene or result in a default under the Borrower’s certificate of incorporation or bylaws, (ii) contravene or result in a default under any contractual restriction or Legal Requirements binding on the Borrower, (iii) require any filings, approvals, consents or authorizations which have not been duly obtained or (iv) result in the creation or imposition of any lien on the Borrower’s properties;

(d)            the Borrower is not an “investment company,” or an “affiliated Person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(e)            no judgments, orders, writs or decrees are outstanding against the Borrower, nor is there any pending or, to the best of the Borrower’s knowledge, threatened litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Borrower that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby;

(f)             none of the written financial or other information relating to the Borrower and provided by the Borrower to the Lender contains any material misstatement of fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made;

(g)            the Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP;

(h)            there are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived;

(i)             the Borrower has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and

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(j)             the Borrower is, and upon the consummation of the transactions contemplated under this Agreement will be, Solvent. As used in this Agreement, “Solvent” means, with respect to any Person, as of any date of determination, that (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature.

The Lender and the Borrower both acknowledge that the representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement.

6.              Affirmative Covenants. The Borrower covenants and agrees that, until the date of the indefeasible payment in full in cash of all obligations hereunder (other than the obligations that are intended to survive the termination of this Agreement) and the termination of all commitments of the Lender under this Agreement (such date, the “Termination Date”), the Borrower will, unless the Lender shall otherwise consent in writing:

(a)            Corporate Existence. (i) Maintain its corporate existence, (ii) qualify to transact business as a foreign corporation where the nature or extent of its business or the ownership of its property requires it to be so qualified and (iii) maintain in full force and effect all licenses, bonds, franchises, leases and qualifications to do business, and all patents, trademarks, copyrights, intellectual property, contracts and other rights and privileges necessary to the conduct of its businesses or the performance of its obligations under this Agreement.

(b)            Maintenance of Property. Keep all property useful, necessary and material to its business in good working order and condition (ordinary wear and tear excepted) as may be required or appropriate.

(c)            Taxes and other Claims. Pay and discharge when due all federal, state and local tax assessments and other governmental charges and levies imposed against the Borrower or any of its property; provided, however, that any such tax assessment, charge or levy need not be paid if it is being contested, in good faith, by appropriate proceedings diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor to the extent required in accordance with GAAP.

(d)            Legal Requirements. Comply with all applicable Legal Requirements, including, without limitation, those relating to environmental matters, employee matters (including the collection, payment and deposit of employees’ income, unemployment and social security taxes) and with respect to pension liabilities.

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(e)            Books and Records. Maintain adequate books and records (including, without limitation, computer printouts and programs) in accordance with GAAP.

(f)             Inspection Rights. At any reasonable time and from time to time upon reasonable notice, (i) permit or arrange for the Lender and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower, and (ii) permit or arrange for the Lender and its agents and representatives to discuss the affairs, finances and accounts of the Borrower with the Borrower and its officers, directors and accountants.

(g)            Notice of Event of Default, Violations, etc. Furnish to the Lender as soon as possible, and in any event within five (5) Business Days after the Borrower or the Guarantor (i) becomes aware that an Event of Default or any event or condition that, with the passage of time and/or the giving of notice, would become an Event of Default has occurred, written notice specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto; or (ii) receives or produces any (A) financial statement, budget or other financial report or information pursuant to its bylaws or (B) other notice of any event, occurrence or other act that has or could reasonably result in a Material Adverse Effect.

(h)            Further Assurances. Upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or advisable in the reasonable opinion of the Lender to carry out the intent and purpose of the express provisions of this Agreement and the Guaranty.

7.              Negative Covenants. The Borrower covenants and agrees that, until the Termination Date, the Borrower will not, without the prior written consent of the Lender:

(a)            Consolidation and Merger. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (other than pursuant to the SPMA), or agree to do any of the foregoing at any future time.

(b)            Corporate Changes, etc. Other than in accordance with the SPMA, amend, alter or modify its certification of incorporation or bylaws or its corporate or capital structure or status in a manner adverse to the Lender.

(c)            Change of Business. Make any material change in the nature of its business as carried on at the date hereof or enter into any new type of business outside the pharmaceutical industry.

(d)            Sales, etc. of Assets. Except to the extent expressly permitted under this Agreement or the SPMA, directly or indirectly sell, lease, transfer, assign or otherwise dispose of all or substantially all of its assets.

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(e)            Indebtedness. Create, assume, guaranty, incur or otherwise become or remain directly or indirectly liable with respect to any indebtedness for borrowed money.

(f)             Liens. (i) Create or suffer to exist any lien on any ownership interest in the Borrower or (ii) enter into any agreement prohibiting the creation or assumption of any lien upon any of its properties or assets, whether now owned or hereafter acquired.

8.              Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)            failure of the Borrower to pay any principal, interest or other amount due under this Agreement when due, whether at stated maturity, by declaration, acceleration, demand or otherwise;

(b)            any representation or warranty made by the Borrower to the Lender herein shall fail to be true and correct in all material respects when made;

(c)            failure of the Borrower to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to this Agreement, and such failure shall continue unremedied for thirty (30) days after written notice thereof from the Lender;

(d)            (i) the Borrower institutes or consents to the institution of any proceeding under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, whether in the United States or any other applicable jurisdiction (collectively, the “Debtor Relief Laws”), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, administrator or similar officer for the Borrower or for all or substantially all of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, administrator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for thirty (30) calendar days; (iii) any proceeding under any Debtor Relief Law relating to the Borrower or to all or substantially all of its property is instituted without the consent of the Borrower and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or (iv) the Borrower becomes insolvent or shall generally be unable to pay its debts as they fall due;

(e)            the Borrower shall challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of this Agreement or any endorsement of this Agreement or any other obligation to the Lender; or

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(f)             any representation or warranty made by the Guarantor in the Guaranty shall be incorrect in any material respect on the date as of which made.

9.              Remedies. Upon the occurrence of any Event of Default specified in Section 8(d) above, the principal amount of the Loan and any accrued and unpaid interest thereon shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower). Upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Borrower, declare the principal amount of the Loan and any accrued and unpaid interest thereon to be due and payable, and the principal amount of the Loan and any accrued and unpaid interest thereon shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower).

10.            Miscellaneous.

(a)            Incorporation by Reference. This Agreement shall be subject to the provisions of Section 12.1 (Entire Agreement), Section 12.6 (Severability), Section 12.10 (Specific Performance), Section 12.11 (Submission to Jurisdiction), Section 12.12 (Waiver of Jury Trial) and Section 12.16 (Interpretation) of the SPMA, each of which is incorporated by reference herein.

(b)            Indemnity; Transaction Costs. The Borrower agrees to indemnify the Lender against any losses, taxes, claims, damages and liabilities and related expenses, including reasonable and documented attorneys’ fees and expenses, incurred by the Lender arising out of or in connection with or as a result of the transactions contemplated by this Agreement and the Guaranty, except to the extent that any such losses, taxes, claims, damages, liabilities or expenses results from the gross negligence or willful misconduct of the Lender. In particular, the Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with the collection and enforcement of this Agreement and the Guaranty.

(c)            Modifications, Etc. Any amendment or modification to this Agreement, including this undertaking itself, any waiver of any provision of this Agreement and any consent to any departure by the Borrower therefrom shall only be valid if effected by an instrument or instruments in writing signed by the Lender and, in the case of any such amendment or modification, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of any Loan hereunder shall not be construed as a waiver of any Event of Default, regardless of whether the Lender may have had notice or knowledge of such Event of Default at the time. The parties agree that they jointly negotiated and prepared this Agreement and this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

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(d)            Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three (3) Business Days following proper deposit with an internationally recognized express overnight delivery service, (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission), or (d) in the case of transmission by email, upon confirmation of a facsimile transmission (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such confirmation):

If to the Borrower:

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Attn: Dr. Lucy Lu, M.D.

Email: llu@avenuetx.com

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue, 12th Floor

New York, NY 10016

Attn: Mark F. McElreath, Esq.

Email: mark.mcelreath@alston.com

If to the Lender:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

A.S. Kumar, Esq.

Global General Counsel

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: as.kumar@cipla.com and cosecretary@cipla.com

with a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.

Site B, 7 Oser Ave.

Hauppauge, NY 11788

c/o

Nishant Saxena

Global Chief Strategy Officer

Cipla Ltd.

Cipla House, Peninsula Business Park,

Ganapatrao Kadam Marg, Lower Parel West,

Mumbai, Maharashtra 400013, India

Email: nishant.saxena@cipla.com

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with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

Attn: Kenneth A. Lefkowitz

Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 10(d).

(e)            Binding on Successors, Transferees and Assigns; Assignment. This Agreement shall be binding upon the Borrower and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns; provided, however, that the Borrower may not assign any of its obligations hereunder without the prior written consent of the Lender (and any such assignment without such consent shall be null and void ab initio). The Lender may assign its rights and obligations hereunder to any other Person upon written notice to, but without the consent of, the Borrower.

(f)             Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether the Lender shall have made any demand under this Agreement or the Guaranty. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10(f) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

(g)            Governing Law. This Agreement and any claims or causes of action pursuant to it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision (and each other provision of each other credit document to which it is a party) and that this provision is a material inducement for the Lender entering into this Agreement and the Guaranty.

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(h)            Counterparts; Facsimile Signature. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument.

(i)             Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

(j)             No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Lender shall have all remedies available at law or equity, including without limitation, the remedy of specific performance for any breach of any provision hereof. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.

(k)            Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.

(l)             No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Borrower and the Lender; no other Person shall be entitled to enforce any provision hereof or otherwise be a third party beneficiary hereunder.

(m)           Setoff; Reinstatement. All payments to be made hereunder by the Borrower shall be made without offset, setoff or deduction of any kind. To the extent that the Borrower makes a payment or payments to the Lender and such payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, state or Federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.

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(n)            Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(o)            Effectiveness; Time. This Agreement shall become effective when it shall have been executed by the parties hereto and the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Time is of the essence with respect to the Borrower’s payment and other obligations under this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

AVENUE THERAPEUTICS, INC.

By:	/s/ Lucy Lu
Name: Lucy Lu
Title: CEO

[Signature Page to Credit Agreement]

LENDER:

INVAGEN PHARMACEUTICALS INC.

By:	/s/ Deepak Agarwal
Name: Deepak Agarwal
Title: CFO

[Signature Page to Credit Agreement]

EXHIBIT A

GUARANTY

[See attached.]

[Exhibit A to Credit Agreement]